SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 31, 2005

Commonwealth Telephone Enterprises, Inc.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

0-11053 (Commission File Number)	23-2093008 (IRS Employer Identification No.)
100 CTE Drive Dallas, PA (Address of Principal Executive Offices)	18612-9774 (Zip Code)
(Registrant’s Telephone Number, Including Area Code: (570) 631-2700
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On May 31, 2005, Commonwealth Telephone Company (“CT”), a wholly-owned subsidiary of Commonwealth Telephone Enterprises, Inc., entered into the Third Amended and Restated Line of Credit Agreement, dated as of May 31, 2005 (the “Credit Agreement”), with CoBANK, ACB.

     The Credit Agreement provides for, among other things, (1) an available loan amount of up to $85 million, (2) an availability period commencing on May 31, 2005 and ending on May 29, 2006, (3) the option for CT to select a variable interest rate of the Base Rate minus 1.00% or a fixed interest rate of LIBOR plus 0.625%, and (4) a commitment fee on the unfunded portion of the credit line of 0.125% per year.

     The Credit Agreement succeeds the Second Amended and Restated Line of Credit dated June 4, 2002, as amended, which expired on May 31, 2005. CT borrowed $35 million under the Credit Agreement to repay in full the outstanding amount due under the Second Amended and Restated Line of Credit.

     The Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

     Capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Credit Agreement.

   Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

     The information reported under Item 1.01 of this Report is hereby incorporated into this Item 2.03 by reference. The Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

   Item 9.01 Financial Statements and Exhibits

(c)	Exhibit

10.1 Third Amended and Restated Line of Credit Agreement dated May 31, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

Date:	June 6, 2005	By:	/s/ Raymond B. Ostroski

			Name:	Raymond B. Ostroski
			Title:	Senior Vice President, General Counsel and Corporate Secretary